AIPC Employee FAQ
1.	Who is Ralcorp?

Headquartered in downtown St. Louis, Missouri, Ralcorp has made more than 20 acquisitions in the past 10 years, resulting in its over 9,000 employees and $3.8 billion in revenue in 2009. Operating in four divisions, Ralcorp is a leading provider of branded and private label food products across several market categories including cereal, frozen bakery products, snacks, sauces and spreads. In particular, Ralcorp produces Post-branded cereals (which include cereal favorites such as Honey Bunches of Oats, Pebbles and Grape-Nuts), a variety of brand and store brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers.

2.	Why are Ralcorp and AIPC combining?

The combination of Ralcorp and AIPC unites two companies with complementary product offerings and market strengths. Both companies also have rich traditions of delivering quality and value to customers. Through this transaction we will add our number one position in private label dry pasta, strategically-located production facilities, solid brands and top-tier customer base to Ralcorp’s capabilities to better address a broader spectrum of customer and consumer needs. We believe that the addition of our products to Ralcorp will help create a stronger company with long-term advantages for both companies’ employees and customers.

3.	What are the terms of the transaction?

Under the terms of the agreement, Ralcorp will acquire all of the outstanding shares of AIPC common stock for $53.00 per share in cash for a total purchase price of approximately $1.2 billion, net of cash acquired.

4.	How long before the transaction is completed? What approvals are required?

The transaction is expected to close in Ralcorp’s fourth quarter ending September 30, 2010, and is subject to customary closing conditions and regulatory approvals, as well as a majority of the outstanding shares of AIPC common stock being validly tendered and not withdrawn in the tender offer.

5.	How will the combined company be structured? What will the Company be called?

Following the close of the transaction, AIPC will cease being a publicly-traded company and will operate as an independent division of Ralcorp. Because of our established reputation in our industry, Ralcorp intends to retain the AIPC name.

Ralcorp has assembled an integration planning team that will be working with us to address how we can best utilize each others strengths to bring our companies together following the close. It is premature to discuss specifics, but the complementary nature of our businesses, and our shared dedication to making the integration as seamless as possible for our employees and for the business, will help support a smooth transition. We will communicate new information when it becomes available and will provide answers to questions as soon as decisions are made.

6.	Who will lead the combined company?

Jack Kelly will continue as President of AIPC, reporting to Kevin Hunt Co-Chief Executive Officer of Ralcorp.

7.	What can AIPC employees expect until the transaction closes?

Until the transaction closes, AIPC and Ralcorp will remain separate and independent companies. It should be business as usual for all of us at AIPC.

We all need to remain focused on achieving our goals and continuing to provide our customers and consumers with the high quality products and service they have come to expect from AIPC.

We will do our best to keep you informed as we move forward to complete this transaction.

8.	Are we still continuing with the plan to move our new corporate office?

Yes. Until the transaction closes, AIPC and Ralcorp will remain separate and independent companies and we will proceed with moving to the new building, as planned. We all need to remain focused on achieving our goals and providing our customers and consumers with the same quality products and service they’ve come to expect from AIPC.

9.	What about headquarters?

The combined company will have its corporate headquarters in St. Louis. The transaction also includes the acquisition of all five AIPC locations.

10.	How will AIPC employees benefit from this transaction?

Both Ralcorp and AIPC management recognize that together we have an outstanding workforce with exceptionally talented and experienced employees. Additionally, the two companies share common core values and a strong commitment to the health and safety of employees. We expect this transaction to result in exciting career development and advancement opportunities for many employees of both companies.

11.	Will there be any layoffs?

Ralcorp has no pasta producing facilities and has acquired AIPC because of our excellent operations. We expect no disruptions and no significant changes to the workforce since we provide a new and unique category of products to Ralcorp’s portfolio.

12.	How will this transaction affect my health benefits? Vacation time? Performance Incentives? 401(k)?

Until the transaction closes, all benefits and compensation will remain unchanged.

After the transaction closes, Ralcorp will maintain all of our benefits for at least one year, and will also maintain total compensation at its equivalent level for one year following the close.

13.	What happens to the shares of AIPC that I own?

Ralcorp will commence a tender offer to acquire all of the outstanding shares of AIPC common stock for $53.00 per share in cash. The AIPC Board of Directors unanimously recommends that AIPC stockholders accept and tender their shares into the Ralcorp tender offer. Additional information, including directions on how to tender your shares, will be mailed to stockholders in the coming days.

14.	How will this transaction affect AIPC’s relationship with customers?

This transaction is a significant win for our customers. The combination of Ralcorp and AIPC unites two companies that share a strong commitment to their customers, employees and communities.

15.	How will employees be kept informed?

You can expect regular emails, Information Village postings and in-person updates as we make our way through this period. Jack Kelly and Walt George will be spending time in Excelsior Springs, Columbia and Tolleson to ensure we have the opportunity to talk with all employees about this exciting development and to answer your questions.
FORWARD-LOOKING STATEMENTS
Please see the attached Press Release dated June 21, 2010 for further information.

RALCORP HOLDINGS TO ACQUIRE AMERICAN ITALIAN PASTA COMPANY
Transaction Adds Dry Pasta to Ralcorp’s Diverse
Portfolio of Private Label and Branded Food Products
     St. Louis, MO and Kansas City, MO — June 21, 2010 — Ralcorp Holdings, Inc. (NYSE: RAH) (“Ralcorp”) and American Italian Pasta Company (NASDAQ: AIPC) (“AIPC”) today announced that the Boards of Directors of both companies have unanimously approved a definitive merger agreement under which Ralcorp will acquire all of the outstanding shares of AIPC common stock for $53.00 per share in cash, for a total purchase price of approximately $1.2 billion, net of cash acquired.
     Under the terms of the agreement, Ralcorp will commence a tender offer to acquire all of the outstanding shares of AIPC common stock for $53.00 per share in cash. The transaction is expected to close during Ralcorp’s fourth fiscal quarter ending September 30, 2010 and is subject to customary closing conditions and regulatory approvals, as well as a majority of the outstanding shares of AIPC common stock being validly tendered and not withdrawn in the tender offer. Ralcorp intends to fund the transaction through a combination of cash on hand, borrowings under existing credit facilities, a bridge facility for which it has received a commitment letter or other debt or equity arrangements. Upon completion of the transaction, AIPC will become a wholly-owned subsidiary and will operate as an independent division of Ralcorp, reporting to Kevin J. Hunt, co-chief executive officer and president of Ralcorp, who oversees the company’s existing Snacks, Sauces and Spreads and Frozen Bakery Products businesses.
     “We are excited about the addition of AIPC to the Ralcorp family,” said Mr. Hunt. “This transaction strengthens our position as a diversified provider of private label and branded food products, and we anticipate that by adding AIPC’s number one position in private label dry pasta, strategically-located production facilities, solid brands and top-tier customer base to Ralcorp’s capabilities, we will be able to better address a broader spectrum of customer and consumer needs.”
     “We are delighted to welcome AIPC’s talented and dedicated employees to Ralcorp,” added David P. Skarie, co-chief executive officer and president of Ralcorp. “We expect AIPC’s workforce to be an important part of Ralcorp’s continued growth and success and we intend to continue to invest in the combined business for sustainable and profitable growth.”
     “This transaction with Ralcorp creates significant value for AIPC’s stockholders, customers and employees,” said Jack P. Kelly, president and chief executive officer of AIPC. “This transaction provides immediate cash value to our stockholders at a premium that is reflective of the strength of our business. We believe that the addition of AIPC’s products to Ralcorp will help create a stronger, more diversified company with long-term advantages for both companies’ customers and employees. We look forward to working closely with the Ralcorp team to complete the transaction as expeditiously as possible and to ensure a smooth transition.”

Expected Benefits of the Ralcorp and AIPC Combination
     The combination of Ralcorp and AIPC leverages their complementary product offerings and market strengths and unites two companies with rich traditions of delivering quality and value to their customers and consumers. This combination is expected to result in:
•	the creation of a larger, stronger business with a diversified but complementary portfolio of high-quality private label and branded products;

•	a strong, combined financial profile, with an anticipated increase in fully diluted earnings per share of at least $0.50 for fiscal 2010, on a pro forma basis as if this transaction, as well as Ralcorp’s recent acquisitions of North American Baking Ltd. and J.T. Bakeries Ltd. had been completed as of the beginning of the fiscal year and before one-time costs associated with this transaction; and

•	a deeper understanding of private label and branded food categories, which will allow for the application of the combined expertise, knowledge and customer relationships over a broader product base.
     Ralcorp has substantial experience integrating acquisitions, having completed over 20 acquisitions in the past 10 years. Ralcorp has assembled an experienced team who will be working closely with AIPC management to plan and facilitate a successful integration of AIPC in an effort to realize the benefits inherent in this transaction.
Conference Call
     Ralcorp will host a conference call today at 9:00 a.m. EDT to discuss the transaction. For access to the call via live audio webcast, please visit the investors section of Ralcorp’s website at www.ralcorp.com. Analysts and investors may access the call by dialing 1-866-610-1072; outside the U.S., dial 1-973-935-2840.
     A rebroadcast will be posted as soon as it is available and will remain posted until July 5, 2010 by calling 1-800-642-1687 in the U.S. and 1-706-645-9291 outside the U.S. The PIN number for both the conference call and the rebroadcast is 83096717. An archive of the webcast will be posted as soon as it is available and will remain posted for 30 days in the investor relations section on Ralcorp’s website at www.ralcorp.com.
About Ralcorp
     Ralcorp produces Post-branded cereals, a variety of value brand and store brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; and frozen dough for cookies, Danishes, bagels and doughnuts. For more information about Ralcorp, visit the company’s website at www.ralcorp.com.

About American Italian Pasta Company
     Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta Company is a leading producer of dry pasta in North America. AIPC has four plants that are located in Columbia, South Carolina; Excelsior Springs, Missouri; Tolleson, Arizona and Verolanuova, Italy. AIPC has approximately 675 employees located in the United States and Italy. For more information about AIPC, visit the company’s website at www.aipc.com.
Forward Looking Statements
     This document contains forward-looking statements which are within the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to the expected timing, completion and effects of the proposed acquisition and the financial condition, results of operations, plans, objectives, future performance and business of Ralcorp and the combined company, including statements preceded by, followed by or that include the words “believes,” “projects,” “targets,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “will,” “can” or similar expressions. These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties. There are a number of important factors which could cause Ralcorp’s or AIPC’s actual results to differ materially from those anticipated by the forward-looking statements. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These factors include, but are not limited to: (1) the ability to consummate the proposed transaction; (2) receipt of regulatory approvals without unexpected delays or conditions; (3) changes in estimates of future earnings and cash flows; (4) changes in expectations as to the closing of the transaction; (5) an increase in costs of packaging materials, ingredients, or raw materials, including durum wheat; (6) competitive pressures among branded and private label manufacturers increasing significantly; (7) general economic and business conditions that adversely affect the companies or their suppliers, distributors or customers; (8) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (9) integration problems, delays or other related costs; (10) retention of customers and critical employees; (11) the cost of capital necessary to financing the transaction; (12) unanticipated changes in laws, regulations, or other industry standards affecting the companies; and (13) those referenced in Item 1A of Ralcorp’s Annual Report on Form 10-K for the year ended September 30, 2009, under the heading “Risk Factors” or in Item 1A of AIPC’s Annual Report on Form 10-K for the year ended October 2, 2009, under the heading “Risk Factors.”
Important Information About the Tender Offer
     This press release is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell any securities of AIPC. Ralcorp has not commenced the tender offer for the shares of AIPC common stock described in this press release. The solicitation and offer to purchase shares of AIPC common stock will only be made pursuant to a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents.
     Upon commencement of the tender offer, Ralcorp will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. In addition, AIPC will file with the SEC a tender offer solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. These documents will contain important information, including the terms and conditions of the tender offer. Investors and security holders are urged to read each of these documents and any amendments to these documents carefully when they are available prior to making any decisions with respect to the tender offer.

     Investors and security holders will be able to obtain free copies of these materials (when available) and other documents filed with the SEC by Ralcorp or AIPC through the web site maintained by the SEC at www.sec.gov. In addition, Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents may be obtained (when available) for free by contacting Ralcorp at 800 Market Street, Suite 2900, St. Louis, MO 63101, (314) 877-7000 and the Schedule 14D-9 may be obtained (when available) for free by contacting AIPC at 4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri 64116, (816) 584-5000.

For Ralcorp Holdings, Inc.:	For American Italian Pasta Company:

Scott D. Monette	Paul Geist
Corporate Vice President, Treasurer and Corporate Development Officer	Executive Vice President and Chief Financial Officer (816) 584-5611
(314) 877-7113

Matt Pudlowski	Matthew Sherman/Andrew Siegel
Director of Business Development	Joele Frank, Wilkinson Brimmer Katcher
(314) 877-7091	(212) 355-4449